                                                                   Exhibit 16(b)

                                POWER OF ATTORNEY

I, the undersigned officer of The Lincoln National Life Insurance Company (the Company), hereby revoke all powers of attorney authorizing any person to act as attorney-in-fact relative to Lincoln National Variable Annuity Account H (the Separate Account), which were previously executed by me and do hereby severally constitute and appoint Ronald L. Stopher, G. Michael Antrobus and Rise C. M. Taylor, my true and lawful attorneys-in-fact, with full power in each of them to sign for me, in my name and in the capacities indicated below, any and all registration statements for the Separate Account (File No. 811-05721) filed with the Securities and Exchange Commission under the Investment Company Act of 1940 and the Securities Act of 1933, on behalf of the Company in its own name or in the name of the Separate Account, hereby ratifying and confirming my signature as it may be signed by any of my attorneys-in-fact to any such registration statement.

Officer:                      Title:                            Executed On:
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/s/ Todd R. Stephenson        Senior Vice President and         July 2, 2003
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Todd R. Stephenson            Chief Financial Officer




STATE OF INDIANA    )
                    ) SS:
COUNTY OF ALLEN     )


         On this 2 day of July, 2003, before me, a Notary Public, in and for said county and state, personally appeared Todd R. Stephenson, known to me to be person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

                                                    /s/ Sharlene K. Honegger
                                                    ------------------------
                                                    Notary Public

My Commission Expires: 2/29/08